Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen North Carolina Dividend Advantage Municipal Fund
333-49256
811-09461


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment
Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009.

Voting results are as follows:

 <c>Common and MuniPreferred
shares voting
together as a
class
<c> MuniPreferred shares voting
together as a
class
To approve the elimination of the Funds
fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
               1,030,819
                       185
   Against
                    91,473
                         11
   Abstain
                    18,971
                           7
   Broker Non-Votes
                  290,544
                       444
      Total
               1,431,807
                       647



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
               1,043,120
                       185
   Against
                    79,171
                         10
   Abstain
                    18,972
                           8
   Broker Non-Votes
                  290,544
                       444
      Total
               1,431,807
                       647



Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012616.